SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED April 23, 1999
(To Prospectus dated November 9, 1998)



                                  CWMBS, INC.
                                   Depositor

                                  Countrywide
                               Home Loans, Inc.
                          Seller and Master Servicer

                         Alternative Loan Trust 1999-1
                                    Issuer
               Mortgage Pass-Through Certificates, Series 1999-6

                                  ---------



------------------------------
The Class A-1 certificates
represent obligations of the
trust only and do not
represent an interest in or
obligation of CWMBS, Inc.,
Countrywide Home Loans, Inc.
or any of their affiliates.

This supplement may be used to
offer and sell the offered
certificates only if
accompanied by the prospectus
supplement and the prospectus.
------------------------------

               The Class A-1 Certificates

               o This supplement relates to the offering of the Class A-1 certificates of the series referenced above. This supplement does not contain complete information about the offering of the Class A-1 certificates. Additional information is contained in the prospectus supplement dated April 23, 1999 prepared in connection with the offering of the offered certificates of the series referenced above and in the prospectus of the depositor dated November 9, 1998. You are urged to read this supplement, the prospectus supplement and the prospectus in full.

               o As of the April 25, 2000, the class certificate balance of the Class A-1 certificates was approximately $15,000,000.


Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc. and Countrywide Home Loans, Inc., in connection with offers and sales relating to market making transactions in the Class A-1 certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

May 15, 2000

                               THE MORTGAGE POOL

     As of April 1, 2000 (the "Reference Date"), the Mortgage Pool included approximately 2,781 Mortgage Loans having an aggregate Stated Principal Balance of approximately $367,607,348.16.

     The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.

                                                                      As of
                                                                  April 1, 2000

Total Number of Mortgage Loans...................................     2,781
Delinquent Mortgage Loans and Pending Foreclosures at
Period End (1)
         30-59 days..............................................     1.04.%
         60-90 days..............................................     0.14%
         91 days or more (excluding pending foreclosures)........     0.04%
                                                                      -----
         Total Delinquencies.....................................     1.22%
                                                                      =====
Foreclosures Pending.............................................     0.40%
                                                                      -----
Total Delinquencies and foreclosures pending.....................     1.62%
                                                                      =====

---------
(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.

     Certain information as to the Mortgage Loans as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.


                          SERVICING OF MORTGAGE LOANS

The Master Servicer

     Countrywide Home Loans, Inc. will continue to act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

     The following table summarizes the delinquency, foreclosure and loss experience, respectively, on the dates indicated, of all mortgage loans originated or acquired by Countrywide Home Loans, Inc., serviced or master serviced by the Master Servicer and securitized by the Depositor. The delinquency, foreclosure and loss percentages may be affected by the size and relative lack of seasoning of such servicing portfolio which increased from approximately $8.555 billion at February 29, 1996, to approximately $8.671 billion at February 28, 1997, to approximately $11.002 billion at February 28, 1998, to approximately $15.381 billion at February 28, 1999 and to approximately $17.480 billion at November 30, 1999. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the Mortgage Loans and no assurances can be given that the foreclosure, delinquency and loss experience presented in the table below will be indicative of such experience on the Mortgage Loans:

                                                                      At February 28, (29),                     At November 30,
                                                   ------------------------------------------------------------
                                                       1996            1997           1998           1999           1999
                                                       ----            ----           ----           ----           ----
Delinquent Mortgage Loans and Pending
     Foreclosures at Period End:
         30-59 days..............................       0.65%         0.65%           1.08%         1.03%           1.12%
         60-89 days..............................       0.09          0.15            0.16          0.18            0.17
         90 days or more (excluding pending
              foreclosures)......................       0.09          0.16            0.16          0.12            0.14
                                                        ----          ----            ----          ----            ----
         Total of delinquencies..................       0.83%         0.96%           1.40%         1.33%           1.43%
                                                        ====          ====            ====          ====            ====
Foreclosures pending.............................       0.12%         0.17%           0.17%         0.14%           0.15%
                                                        ====          ====            ====          ====            ====
Total delinquencies and foreclosures pending.....       0.95%         1.13%           1.57%         1.47%           1.58%
                                                        ====          ====            ====          ====            ====
Net Gains/(Losses) on liquidated loans (1) ......  ($307,000)     ($2,812,000)    ($2,662,000)  ($3,704,605)    ($755,996)
Percentage of Net Gains/(Losses) on liquidated
     loans (1)(2) ...............................       0.00%        (0.032)%        (0.024)%      (0.028)%        (0.004)%
Percentage of Net Gains/(Losses) on liquidated
     loans (based on average outstanding
     principal balance)(1) ......................      (0.004)%      (0.033)%        (0.027)%      (0.028)%        (0.004)%

---------
(1)  "Net Gains (Losses)" are actual gains or losses incurred on liquidated properties which are calculated as net liquidation proceeds less book value (excluding loan purchase premium or discount).

(2) Based upon the total principal balance of the mortgage loans outstanding on the last day of the indicated period.

     The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, on all mortgage loans serviced or master serviced by the Master Servicer. Such mortgage loans have a variety of underwriting, payment and other characteristics, many of which differ from those of the Mortgage Loans, and no assurances can be given that the delinquency and foreclosure experience presented in the table below will be indicative of such experience of the Mortgage Loans. The delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of such servicing portfolio which increased from approximately $136.8 billion at February 29, 1996, to approximately $158.6 billion at February 28, 1997, to approximately $182.9 billion at February 28, 1998, to approximately $215.5 billion at February 28, 1999 and to approximately $244.0 billion at November 30, 1999.

                                                                    At February 28, (29),                    At November 30,
                                                   ---------------------------------------------------------
                                                       1996            1997           1998         1999          1999
                                                       ----            ----           ----         ----          ----
Delinquent Mortgage Loans and Pending
     Foreclosures at Period End(1):
         30-59 days..............................       2.13%         2.26%           2.68%         3.05%        3.38%
         60-89 days..............................       0.48          0.52            0.58          0.21         0.26
         90 days or more (excluding pending
              foreclosures)......................       0.59          0.66            0.65          0.29         0.33
                                                        ----          ----            ----          ----         ----
         Total of delinquencies..................       3.20%         3.44%           3.91%         3.55%        3.97%
                                                        ====          ====            ====          ====         ====
         Foreclosures pending....................       0.49%         0.71%           0.45%         0.31%        0.33%
                                                        ====          ====            ====          ====         ====
         Total delinquencies and foreclosures
              pending............................       3.69%         4.15%           4.36%         3.86%        4.30%
                                                        ====          ====            ====          ====         ====

--------------
(1) Including loans subserviced for others.



                   DESCRIPTION OF THE CLASS A-1 CERTIFICATES

     The Class A-1 Certificates will be entitled to receive interest in the amount of the Interest Distribution Amount for such Class as described in the Prospectus Supplement under "Description of the Certificates -- Interest". The Class A-1 Certificates are allocated principal payments as described in the Prospectus Supplement under "Description of the Certificates -- Principal".

     As of April 25, 2000 (the "Certificate Date"), the Class Certificate Balance of the Class A-1 Certificates was approximately $15,000,000 evidencing a beneficial ownership interest of approximately 4.80% in the Trust Fund. As of the Certificate Date, the Senior Certificates had an aggregate principal balance of approximately $344,200,429.12 and evidenced in the aggregate a beneficial ownership interest of approximately 93.63% in the Trust Fund. As of the Certificate Date, the Subordinated Certificates had an aggregate principal balance of $23,406,918.95 and evidenced in the aggregate a beneficial ownership interest of approximately 6.37% in the Trust Fund. For additional information with respect to the Class A-1 Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

     The most recent monthly statement that has been furnished to Certificateholders of record on the most recent Distribution Date is included herein as Exhibit 2.

Revised Structuring Assumptions

     Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations -- Decrement Table" has been prepared on the basis of the following assumed characteristics of the Mortgage Loans and the following additional assumptions (collectively, the "Revised Structuring Assumptions"): (i) the Mortgage Loans consist of two Mortgage Loans with the following characteristics:

                                                                            Original Term to       Remaining Term to
   Principal Balance         Mortgage Rate          Net Mortgage Rate     Maturity (in months)    Maturity (in months)
   -----------------         -------------          -----------------     --------------------    --------------------
     $85,850,394.64             6.88543%                 6.58724%                 360                     336
    $282,086,953.52             7.63777%                 7.37794%                 360                     338

(ii) the Mortgage Loans prepay at the specified constant percentages of Prepayment Assumption (as defined below), (iii) no defaults in the payment by Mortgagors of principal of any interest on the Mortgage Loans are experienced,
(iv) scheduled payments on the Mortgage Loans are received on the first day of each month commencing in the calendar month following the Reference Date and are computed prior to giving effect to prepayments received on the last day of the prior month, (v) prepayments are allocated as described herein without giving effect to loss and delinquency tests, (vi) there are no Net Interest Shortfalls and prepayments represent prepayments in full of individual Mortgage Loans and are received on the last day of each month, commencing in the calendar month of the Reference Date, (vii) the scheduled monthly payment for each Mortgage Loan has been calculated based on the assumed Mortgage Loan characteristics set forth in clause (i) above such that each Mortgage Loan will amortize in amounts sufficient to repay the balance of such Mortgage Loan by its indicated remaining term to maturity, (viii) the initial Class Certificate Balance of the Class A-1 Certificates is $15,000,000 (ix) interest accrues on the Class A-1 Certificates at the applicable interest rate described in the Prospectus Supplement, (x) distributions in respect of the Certificates are received in cash on the 25th day of each month commencing in the calendar month following the Reference Date, (xi) the closing date of the sale of the Offered Certificates is May 15, 2000, (xii) the Seller is not required to repurchase or substitute for any Mortgage Loan, (xiii) the Master Servicer does not exercise the option to repurchase the Mortgage Loans described in the Prospectus Supplement under the headings "--Optional Purchase of Defaulted Loans" and "--Optional Termination", and (xiv) no Class of Certificates become a Restricted Class. While it is assumed that each of the Mortgaged Loans prepays at the specified constant percentages of Prepayment Assumption, this is not likely to be the case. Moreover, discrepancies will exist between the characteristics of the actual Mortgage Loans as of the Reference Date and characteristics of the Mortgage Loans assumed in preparing the tables herein.

     Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model. The model used in preparing certain tables and schedules in this Prospectus Supplement (the "Prepayment Assumption") represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of new mortgage loans. A 100% Prepayment Assumption assumes a Constant Prepayment Rate ("CPR") 4.0% per annum of the then outstanding principal balance of such mortgage loans in the first month of the life of such mortgage loans and an additional 1.09090909% (precisely 12/11) per annum in each month thereafter until the eleventh month. Beginning in the twelfth month and in each month thereafter during the life of the mortgage loans, a 100% Prepayment Assumption assumes a CPR of 16% per annum each month. As used herein, a 50% Prepayment Assumption assumes prepayment rates equal to 50% of the Prepayment Assumption. Correspondingly, a 200% Prepayment Assumption assumes prepayment rates equal to 200% of the Prepayment Assumption, as so forth. The Prepayment Assumption does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Decrement Table

     The following table indicates the percentage of the Certificate Date Class Certificate Balance of the Class A-1 Certificates that would be outstanding after each of the dates shown at various constant percentages of the Prepayment Assumption and the corresponding weighted average life thereof. The table has been prepared based on the Revised Structuring Assumptions. However, all of the Mortgage Loans may not have the interest rates or remaining terms to maturity described under "Revised Structuring Assumptions" herein and the Mortgage Loans may not prepay at the indicated constant percentages of the Prepayment Assumption or at any constant percentage.

                         Percent of Class Certificate
                             Balance Outstanding*

                                                           Class A-1
                                                     Prepayment Assumption
                                          -------------------------------------------
          Distribution Date                0%       50%      100%      150%      200%
          -----------------                --       ---      ----      ----      ----
Initial Percent..................         100       100      100       100       100
May 25, 2001.....................         100       100      100       100       100
May 25, 2002.....................         100       100      100        89        78
May 25, 2003.....................         100       100       85        69        53
May 25, 2004.....................         100        94       71        51        32
May 25, 2005.....................         100        87       61        38        17
May 25, 2006.....................         100        80       51        26         5
May 25, 2007.....................         100        74       43        18         0
May 25, 2008.....................         100        68       36        11         0
May 25, 2009.....................         100        63       31         6         0
May 25, 2010.....................         100        58       26         2         0
May 25, 2011.....................          99        53       21         0         0
May 25, 2012.....................          96        48       16         0         0
May 25, 2013.....................          92        44       12         0         0
May 25, 2014.....................          87        39        8         0         0
May 25, 2015.....................          83        34        4         0         0
May 25, 2016.....................          77        29        0         0         0
May 25, 2017.....................          72        24        0         0         0
May 25, 2018.....................          66        20        0         0         0
May 25, 2019.....................          60        15        0         0         0
May 25, 2020.....................          53        10        0         0         0
May 25, 2021.....................          46         6        0         0         0
May 25, 2022.....................          38         0        0         0         0
May 25, 2023.....................          30         0        0         0         0
May 25, 2024.....................          21         0        0         0         0
May 25, 2025.....................          10         0        0         0         0
May 25, 2026.....................           0         0        0         0         0
May 25, 2027.....................           0         0        0         0         0
May 25, 2028.....................           0         0        0         0         0
May 25, 2029.....................           0         0        0         0         0
                                            -         -        -         -         -
Weighted Average Life (years) **...      19.9      12.0      7.2       4.7       3.4

---------
*    Rounded to the nearest whole percentage.
**   Determined as specified under "Weighted Average Lives of the Offered
     Certificates" in the Prospectus Supplement.


                              CREDIT ENHANCEMENT

     As of the Reference Date, the Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount were approximately $3,712,658 and $0 and $8,012,410, respectively.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Prospective investors should consider carefully the income tax consequences of an investment in the Class A-1 Certificates discussed under the sections titled "Material Federal Income Tax Consequences" in the Prospectus Supplement and the Prospectus, which the following discussion supplements. Prospective investors should consult their tax advisors with respect to those consequences.

     Final regulations dealing with backup withholding and information reporting on income paid to foreign persons and related matters (the "New Withholding Regulations") were published in the Federal Register on October 14, 1997. In general, the New Withholding Regulations do not significantly alter the substantive withholding and information reporting requirements, but do unify current certification procedures and forms and clarify reliance standards. The New Withholding Regulations generally will be effective for payments made after December 31, 2000, subject to certain transition rules.

                             ERISA CONSIDERATIONS

     Prospective purchasers of the Class A-1 Certificates should consider carefully the ERISA consequences of an investment in such Certificates discussed under "ERISA Considerations" in the Prospectus, the Prospectus Supplement and herein, and should consult their own advisors with respect to those consequences. As described in the Prospectus Supplement, it is expected that the Exemptions will apply to the acquisition and holding of Class A-1 Certificates by Plans and that all conditions of the Exemptions other than those within the control of purchasers of the Certificates will be met.

                                    RATINGS

     The Class A-1 Certificates are currently rated "AAA" by Duff & Phleps Credit Rating Company and Standard & Poor's, a division of the McGraw-Hill Companies, Inc. See "Ratings" in the Prospectus Supplement.

                            METHOD OF DISTRIBUTION

     The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc. and Countrywide Home Loans, Inc., in connection with offers and sales relating to market making transactions in the Class A-1 Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                   EXHIBIT 1

--------------------------------------------------------------------------
                           MORTGAGE RATES(1)
--------------------------------------------------------------------------
                                                             Percent
                        Number of      Aggregate Principal   of
 Mortgage Rates (%)   Mortgage Loans   Balance Outstanding   Mortgage Pool
 ------------------   --------------   -------------------   -------------
--------------------------------------------------------------------------
6.000                         1              $111,994.77           0.03%
--------------------------------------------------------------------------
6.125                         4              $393,410.77           0.11%
--------------------------------------------------------------------------
6.250                         3              $284,301.97           0.08%
--------------------------------------------------------------------------
6.375                        10            $1,046,483.32           0.28%
--------------------------------------------------------------------------
6.500                        21            $3,362,202.03           0.91%
--------------------------------------------------------------------------
6.625                        17            $2,138,981.85           0.58%
--------------------------------------------------------------------------
6.750                        79           $11,995,468.76           3.26%
--------------------------------------------------------------------------
6.875                       168           $29,449,258.72           8.01%
--------------------------------------------------------------------------
7.000                       231           $34,892,036.13           9.49%
--------------------------------------------------------------------------
7.125                       188           $30,441,837.00           8.28%
--------------------------------------------------------------------------
7.250                       327           $51,250,765.46          13.94%
--------------------------------------------------------------------------
7.375                       224           $32,500,503.39           8.84%
--------------------------------------------------------------------------
7.500                       340           $44,495,480.64          12.10%
--------------------------------------------------------------------------
7.625                       163           $20,359,830.23           5.54%
--------------------------------------------------------------------------
7.750                       208           $25,945,198.45           7.06%
--------------------------------------------------------------------------
7.875                       179           $21,830,512.21           5.94%
--------------------------------------------------------------------------
8.000                       116           $11,519,751.31           3.13%
--------------------------------------------------------------------------
8.125                        52            $4,705,529.97           1.28%
--------------------------------------------------------------------------
8.250                        92            $9,778,775.99           2.66%
--------------------------------------------------------------------------
8.375                        68            $7,112,663.43           1.93%
--------------------------------------------------------------------------
8.500                       138           $11,932,006.95           3.25%
--------------------------------------------------------------------------
8.625                        51            $4,392,976.74           1.20%
--------------------------------------------------------------------------
8.750                        34            $3,008,641.71           0.82%
--------------------------------------------------------------------------
8.875                        30            $1,814,516.30           0.49%
--------------------------------------------------------------------------
9.000                        36            $2,785,593.94           0.76%
--------------------------------------------------------------------------
9.750                         1               $58,626.12           0.02%
--------------------------------------------------------------------------
           Total          2,781          $367,607,348.16         100.00%
==========================================================================
(1) The Lender PMI Mortgage Loans are shown at the Mortgage Rates net of the interest premium charged by the related lenders. At the Reference Date, the weighted average mortgage rate of the mortgage loans was approximately 7.463%.


                DOCUMENTATION PROGRAM FOR MORTGAGE LOANS

-------------------------------------------------------------------------
                                                           Percent
                     Number of      Aggregate Principal    of
Type of Program    Mortgage Loans   Balance Outstanding    Mortgage Loans
---------------    --------------   -------------------    --------------
-------------------------------------------------------------------------
Full                       745            94,577,376.71        25.73%
Alternative                438            50,287,609.72        13.68%
Reduced                  1,397           201,453,321.07        54.80%
No Income/No Asset         197            20,912,659.40         5.69%
Streamlined                  4               376,381.26         0.10%
-------------------------------------------------------------------------
                Total    2,781          $367,607,348.16       100.00%
=========================================================================

----------------------------------------------------------------------------
                  CURRENT MORTGAGE LOAN PRINCIPAL BALANCE
----------------------------------------------------------------------------
                                                                 Percent
    Current Mortgage       Number of       Aggregate Principal   of
      Loan Amounts       Mortgage Loans    Balance Outstanding   Mortgage Pool
      ------------       --------------    -------------------   -------------
----------------------------------------------------------------------------
$0--$50,000                    308            $10,969,117.99          2.98%
----------------------------------------------------------------------------
$50,001--$100,000              959            $72,160,223.92         19.63%
----------------------------------------------------------------------------
$100,000--$150,000             710            $87,332,624.70         23.76%
----------------------------------------------------------------------------
$150,001--$200,000             389            $67,371,275.49         18.33%
----------------------------------------------------------------------------
$200,001--$250,000             187            $41,305,239.99         11.24%
----------------------------------------------------------------------------
$250,001--$300,000              68            $18,666,125.69          5.08%
----------------------------------------------------------------------------
$300,001--$350,000              54            $17,376,936.32          4.73%
----------------------------------------------------------------------------
$350,001--$400,000              29            $10,975,843.76          2.99%
----------------------------------------------------------------------------
$400,001--$450,000              29            $12,382,634.59          3.37%
----------------------------------------------------------------------------
$450,001--$500,000              16             $7,637,744.12          2.08%
----------------------------------------------------------------------------
$500,001--$550,000               9             $4,695,725.06          1.28%
----------------------------------------------------------------------------
$550,001--$600,000               6             $3,543,074.88          0.96%
----------------------------------------------------------------------------
$600,001--$650,000               7             $4,405,443.56          1.20%
----------------------------------------------------------------------------
$650,001--$750,000               4             $2,887,251.58          0.79%
----------------------------------------------------------------------------
$750,001--$1,000,000             4             $3,473,332.13          0.94%
----------------------------------------------------------------------------
$1,000,001--$1,500,000           2             $2,424,754.38          0.66%
----------------------------------------------------------------------------
                   Total     2,781           $367,607,348.16        100.00%
============================================================================


                       ORIGINAL LOAN-TO-VALUE RATIOS(1)
----------------------------------------------------------------------------
                                                               Percent
   Loan-To-Value         Number of       Aggregate Principal   of
     Ratios(%)         Mortgage Loans    Balance Outstanding   Mortgage Pool
     ---------         --------------    -------------------   -------------
----------------------------------------------------------------------------
50.00 and below                172            $24,398,160.01          6.64%
----------------------------------------------------------------------------
50.01 to 55.00                  68            $11,854,453.14          3.22%
----------------------------------------------------------------------------
55.01 to 60.00                  85            $13,984,029.73          3.80%
----------------------------------------------------------------------------
60.01 to 65.00                 125            $20,510,794.65          5.58%
----------------------------------------------------------------------------
65.01 to 70.00                 206            $28,540,001.17          7.76%
----------------------------------------------------------------------------
70.01 to 75.00                 687            $81,094,869.34         22.06%
----------------------------------------------------------------------------
75.01 to 80.00                 824           $128,106,882.65         34.85%
----------------------------------------------------------------------------
80.01 to 85.00                 173            $17,715,074.60          4.82%
----------------------------------------------------------------------------
85.01 to 90.00                 343            $29,267,860.96          7.96%
----------------------------------------------------------------------------
90.01 to 95.00                  98            $12,135,221.91          3.30%
----------------------------------------------------------------------------
                   Total     2,781            367,607,348.16           100%
============================================================================
(1) At the Reference Date, weighted average Loan-To-Value Ratio of the Mortgages Loans was approximately 73.8345%.


                         PURPOSE OF MORTGAGE LOANS
----------------------------------------------------------------------------
                                                               Percent
                         Number of       Aggregate Principal   of
    Loan Purpose       Mortgage Loans    Balance Outstanding   Mortgage Pool
    ------------       --------------    -------------------   -------------
----------------------------------------------------------------------------
Purchase                      1126           $147,675,311.11         40.17%
----------------------------------------------------------------------------
Refinance (Rate/Term)          557            $83,261,809.43         22.65%
----------------------------------------------------------------------------
Refinance (Cash Out)          1098           $136,670,227.62         37.18%
----------------------------------------------------------------------------
                   Total     2,781           $367,607,348.16        100.00%
============================================================================



               STATE DISTRIBUTION OF MORTGAGED PROPERTIES(1)
----------------------------------------------------------------------------
                                                               Percent
                         Number of       Aggregate Principal   of
       State           Mortgage Loans    Balance Outstanding   Mortgage Pool
       -----           --------------    -------------------   -------------
----------------------------------------------------------------------------
California                     488            $97,636,419.92         26.56%
----------------------------------------------------------------------------
Colorado                       160            $21,576,630.63          5.87%
----------------------------------------------------------------------------
Florida                        228            $21,443,359.97          5.83%
----------------------------------------------------------------------------
Illinois                        96            $11,309,805.03          3.08%
----------------------------------------------------------------------------
Massachusetts                   82            $10,753,860.14          2.93%
----------------------------------------------------------------------------
Michigan                       104             $9,991,344.76          2.72%
----------------------------------------------------------------------------
New Jersey                     108            $14,021,649.81          3.81%
----------------------------------------------------------------------------
New York                        97            $16,384,711.57          4.46%
----------------------------------------------------------------------------
North Carolina                  71             $7,704,282.26          2.10%
----------------------------------------------------------------------------
Ohio                           101             $8,552,468.21          2.33%
----------------------------------------------------------------------------
Pennsylvania                    89             $9,121,352.01          2.48%
----------------------------------------------------------------------------
Texas                          170            $20,044,223.83          5.45%
----------------------------------------------------------------------------
Virginia                        59            $10,461,898.30          2.85%
----------------------------------------------------------------------------
Washington                      96            $13,369,904.79          3.64%
----------------------------------------------------------------------------
Other (less than 2%)           832            $95,235,436.93         25.91%
----------------------------------------------------------------------------
                   Total     2,781           $367,607,348.16        100.00%
============================================================================

---------
(1) The other row in the preceding table includes 36 other states and the District of Columbia with under 2% concentrations individually. At of the Reference Date, no more than 0.45% of the Mortgage Loans were secured by Mortgaged Properties located in any one postal zip code area.


                        TYPES OF MORTGAGED PROPERTIES
------------------------------------------------------------------------------
                                                                Percent
                          Number of       Aggregate Principal   of
    Property Type       Mortgage Loans    Balance Outstanding   Mortgage Pool
    -------------       --------------    -------------------   -------------
------------------------------------------------------------------------------
Single Family                  1883            249,475,716.63          67.86%
Planned Unit Development        315            $52,462,716.52          14.27%
Condominium                     152            $17,211,018.03           4.68%
High Rise Condo                   9               $787,121.83           0.21%
2 - 4 Family                    422            $47,670,775.15          12.97%
------------------------------------------------------------------------------
                    Total     2,781           $367,607,348.16         100.00%
==============================================================================


                               OCCUPANCY TYPES(1)
------------------------------------------------------------------------------
                                                                Percent
                         Number of       Aggregate Principal    of
  Occupancy Types      Mortgage Loans    Balance Outstanding    Mortgage Loans
  ---------------      --------------    -------------------    --------------
------------------------------------------------------------------------------
Primary Residence              1905        $289,707,902.39          78.81%
------------------------------------------------------------------------------
Investor Property               835         $72,731,906.87          19.79%
------------------------------------------------------------------------------
Second Residence                 41          $5,167,538.90           1.41%
------------------------------------------------------------------------------
                    Total     2,781        $367,607,348.16         100.00%
==============================================================================
(1) Based upon representations of the related mortgagors as of the time of origination.

                       REMAINING TERMS TO MATURITY(1)

------------------------------------------------------------------------------
                                                    Aggregate         Percent
                              Number of             Principal            of
   Remaining Term             Mortgage              Balance           Mortgage
to Maturity (months)           Loans               Outstanding          Pool
------------------------------------------------------------------------------
350                               1               $114,617.41           0.03%
------------------------------------------------------------------------------
349                               9             $1,956,133.21           0.53%
------------------------------------------------------------------------------
348                             728            $98,061,274.91          26.68%
------------------------------------------------------------------------------
347                            1013           $136,491,597.07          37.13%
------------------------------------------------------------------------------
346                             249            $32,784,533.10           8.92%
------------------------------------------------------------------------------
345                             114            $16,087,178.35           4.38%
------------------------------------------------------------------------------
344                              57             $7,140,678.60           1.94%
------------------------------------------------------------------------------
343                              47             $5,791,040.38           1.58%
------------------------------------------------------------------------------
342                              40             $5,640,720.18           1.53%
------------------------------------------------------------------------------
341                              35             $4,463,474.25           1.21%
------------------------------------------------------------------------------
340                              24             $3,605,871.30           0.98%
------------------------------------------------------------------------------
339                              31             $4,194,672.55           1.14%
------------------------------------------------------------------------------
338                              22             $2,501,607.64           0.68%
------------------------------------------------------------------------------
337                              17             $2,142,453.84           0.58%
------------------------------------------------------------------------------
336                              25             $3,827,249.47           1.04%
------------------------------------------------------------------------------
335                              10             $1,131,235.78           0.31%
------------------------------------------------------------------------------
334                              20             $2,291,753.20           0.62%
------------------------------------------------------------------------------
333                              16             $2,170,677.74           0.59%
------------------------------------------------------------------------------
332                               9               $837,020.15           0.23%
------------------------------------------------------------------------------
331                              10             $1,682,350.74           0.46%
------------------------------------------------------------------------------
330                               7               $559,543.45           0.15%
------------------------------------------------------------------------------
329                               5               $475,755.09           0.13%
------------------------------------------------------------------------------
328                               9               $982,401.66           0.27%
------------------------------------------------------------------------------
327                               5               $436,147.63           0.12%
------------------------------------------------------------------------------
326                               4               $570,856.84           0.16%
------------------------------------------------------------------------------
325                               6               $785,087.01           0.21%
------------------------------------------------------------------------------
324                               4               $555,882.54           0.15%
------------------------------------------------------------------------------
323                               6               $788,969.46           0.21%
------------------------------------------------------------------------------
322                               6               $626,843.14           0.17%
------------------------------------------------------------------------------
321                               7             $1,047,983.18           0.29%
------------------------------------------------------------------------------
320                               8               $873,211.61           0.24%
------------------------------------------------------------------------------
319                               1               $103,397.76           0.03%
------------------------------------------------------------------------------
318                               2                $89,326.41           0.02%
------------------------------------------------------------------------------
317                               4               $408,463.45           0.11%
------------------------------------------------------------------------------
316                               1               $278,720.07           0.08%
------------------------------------------------------------------------------
315                               1               $178,409.06           0.05%
------------------------------------------------------------------------------
314                               4               $347,092.33           0.09%
------------------------------------------------------------------------------
313                               8             $1,023,388.70           0.28%
------------------------------------------------------------------------------
312                              11             $1,254,839.97           0.34%
------------------------------------------------------------------------------
311                              12             $1,281,851.48           0.35%
------------------------------------------------------------------------------
310                              10               $774,456.57           0.21%
------------------------------------------------------------------------------
309                               6               $516,615.80           0.14%
------------------------------------------------------------------------------
308                               3               $235,219.90           0.06%
------------------------------------------------------------------------------
307                               1                $81,079.49           0.02%
------------------------------------------------------------------------------
306                               2               $166,636.00           0.05%
------------------------------------------------------------------------------
305                               2               $315,857.65           0.09%
------------------------------------------------------------------------------
304                               1                $85,755.53           0.02%
------------------------------------------------------------------------------
303                               1                $76,574.84           0.02%
------------------------------------------------------------------------------
302                               3               $433,893.68           0.12%
------------------------------------------------------------------------------
301                               4               $916,454.61           0.25%
------------------------------------------------------------------------------
300                               1               $102,429.05           0.03%
------------------------------------------------------------------------------
298                               1                $99,045.94           0.03%
------------------------------------------------------------------------------
296                               1               $104,129.93           0.03%
------------------------------------------------------------------------------
295                               3               $214,246.93           0.06%
------------------------------------------------------------------------------
294                               1               $110,280.28           0.03%
------------------------------------------------------------------------------
293                               2                $46,067.18           0.01%
------------------------------------------------------------------------------
292                               2               $149,908.32           0.04%
------------------------------------------------------------------------------
290                               1                $95,112.70           0.03%
------------------------------------------------------------------------------
289                               2               $141,890.70           0.04%
------------------------------------------------------------------------------
288                               2               $139,467.81           0.04%
------------------------------------------------------------------------------
287                               6               $770,798.67           0.21%
------------------------------------------------------------------------------
284                               2               $284,386.68           0.08%
------------------------------------------------------------------------------
283                               1                $98,869.49           0.03%
------------------------------------------------------------------------------
281                               3               $336,522.82           0.09%
------------------------------------------------------------------------------
278                               1                $68,528.17           0.02%
------------------------------------------------------------------------------
277                               1               $162,357.05           0.04%
------------------------------------------------------------------------------
276                               1               $237,741.99           0.06%
-----------------------------------------------------------------------------
275                               5               $564,546.61           0.15%
------------------------------------------------------------------------------
274                               2               $302,066.33           0.08%
------------------------------------------------------------------------------
273                               2               $115,780.58           0.03%
------------------------------------------------------------------------------
272                               3               $466,165.89           0.13%
------------------------------------------------------------------------------
271                               2               $117,939.82           0.03%
------------------------------------------------------------------------------
270                               1               $196,579.83           0.05%
------------------------------------------------------------------------------
269                               3               $264,863.31           0.07%
------------------------------------------------------------------------------
266                               2               $234,897.66           0.06%
------------------------------------------------------------------------------
264                               1                $96,266.82           0.03%
------------------------------------------------------------------------------
262                               1               $157,560.16           0.04%
------------------------------------------------------------------------------
260                               1               $113,999.47           0.03%
------------------------------------------------------------------------------
258                               2               $247,624.35           0.07%
------------------------------------------------------------------------------
254                               1                $97,958.73           0.03%
------------------------------------------------------------------------------
246                               1                $29,262.13           0.01%
------------------------------------------------------------------------------
245                               1                $59,282.52           0.02%
------------------------------------------------------------------------------
243                               1                $40,647.28           0.01%
------------------------------------------------------------------------------
239                               1                $69,312.36           0.02%
------------------------------------------------------------------------------
228                              21             $2,609,688.34           0.71%
------------------------------------------------------------------------------
227                              29             $3,445,308.75           0.94%
------------------------------------------------------------------------------
225                               3               $476,640.82           0.13%
------------------------------------------------------------------------------
224                               1                $88,996.82           0.02%
------------------------------------------------------------------------------
223                               3               $166,404.15           0.05%
------------------------------------------------------------------------------
222                               1               $209,790.10           0.06%
------------------------------------------------------------------------------
217                               2               $260,260.38           0.07%
------------------------------------------------------------------------------
203                               1               $130,753.14           0.04%
------------------------------------------------------------------------------
200                               1               $100,099.78           0.03%
------------------------------------------------------------------------------
193                               1                $43,300.90           0.01%
------------------------------------------------------------------------------
186                               1                $82,571.64           0.02%
------------------------------------------------------------------------------
184                               1                $90,903.21           0.02%
------------------------------------------------------------------------------
182                               1                $35,621.31           0.01%
------------------------------------------------------------------------------
164                               1               $186,704.54           0.05%
------------------------------------------------------------------------------
162                               1               $129,432.05           0.04%
------------------------------------------------------------------------------
160                               1               $317,191.39           0.09%
------------------------------------------------------------------------------
140                               1               $117,227.46           0.03%
------------------------------------------------------------------------------
126                               1               $121,444.67           0.03%
------------------------------------------------------------------------------
116                               1               $103,041.33           0.03%
------------------------------------------------------------------------------
97                                1                $34,938.96           0.01%
------------------------------------------------------------------------------
74                                1                $65,482.47           0.02%
------------------------------------------------------------------------------
66                                1               $166,619.28           0.05%
------------------------------------------------------------------------------
62                                1               $129,998.00           0.04%
------------------------------------------------------------------------------
44                                2                $98,936.80           0.03%
------------------------------------------------------------------------------
42                                1                $95,481.48           0.03%
-----------------------------------------------------------------------------
28                                1                $66,808.46           0.02%
------------------------------------------------------------------------------
0                                19             $2,710,309.59           0.74%
------------------------------------------------------------------------------
                    Total     2,781           $367,607,348.16         100.00%
==============================================================================
(1) At of the Reference Date, the weighted average remaining term to maturity for the mortgage loans in the above table was approximately 337 months.

                                  EXHIBIT 2

          ------------------------------------------------------------
                             Countrywide Home Loans
               Mortgage Pass-Through Certificates, Series 1999-6
          ------------------------------------------------------------

Class Information                                Current Payment Information

----------------------------------------------------------------------------------------------------------------------------------
                                 Beginning       Pass Thru     Principal       Interest      Total           Principal  Interest
Type       Class Code   Name     Cert. Bal.      Rate          Dist. Amt.      Dist. Amt.    Dist.           Losses     Shortfalls
----------------------------------------------------------------------------------------------------------------------------------
Senior                  A1         15,000,000.00    6.750000%             0.00     84,375.00       84,375.00       0.00       0.00
                        A2         35,000,000.00    6.450000%             0.00    188,125.00      188,125.00       0.00       0.00
                        A3         63,525,000.00    6.500000%             0.00    344,093.75      344,093.75       0.00       0.00
                        A4        120,870,246.51    6.750000%     3,634,975.66    679,895.14    4,314,870.80       0.00       0.00
                        A5         34,000,000.00    6.500000%             0.00    184,166.67      184,166.67       0.00       0.00
                        A6         34,000,000.00    0.220000%             0.00      6,233.33        6,233.33       0.00       0.00
                        A7         14,475,000.00    6.425000%             0.00     77,501.56       77,501.56       0.00       0.00
                        A8         14,475,000.00    2.075000%             0.00     25,029.69       25,029.69       0.00       0.00
                        A9         63,300,000.00    6.750000%             0.00    356,062.50      356,062.50       0.00       0.00
                        PO          1,668,543.74    0.000000%         3,385.42          0.00        3,385.42       0.00       0.00
                        X          25,692,670.68    7.000000%             0.00    149,873.91      149,873.91       0.00       0.00
Residual                AR                  0.00    6.750000%             0.00          0.09            0.09       0.00       0.00
----------------------------------------------------------------------------------------------------------------------------------
Subordinate             M          11,118,142.75    6.750000%         9,531.02     62,539.55       72,070.57       0.00       0.00
                        B1          4,963,248.82    6.750000%         4,254.74     27,918.27       32,173.02       0.00       0.00
                        B2          2,779,418.99    6.750000%         2,382.65     15,634.23       18,016.89       0.00       0.00
                        B3          1,786,769.42    6.750000%         1,531.71     10,050.58       11,582.28       0.00       0.00
                        B4          1,191,179.28    6.750000%         1,021.14      6,700.38        7,721.52       0.00       0.00
                        B5          1,588,242.48    6.750000%         1,361.52      8,933.86       10,295.38       0.00       0.00
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
Totals          -        -        371,265,791.99     -            3,658,443.86  2,227,133.52    5,885,577.38     -          -
----------------------------------------------------------------------------------------------------------------------------------
Class Information

--------------------------------------------------------------------------------
                                             Ending Cert.          Unpaid
Type             Class Code     Name         Notional Bal.         Interest
--------------------------------------------------------------------------------
Senior                          A1         15,000,000.00              0.00
                                A2         35,000,000.00              0.00
                                A3         63,525,000.00              0.00
                                A4        117,235,270.80              0.00
                                A5         34,000,000.00              0.00
                                A6         34,000,000.00              0.00
                                A7         14,475,000.00              0.00
                                A8         14,475,000.00              0.00
                                A9         63,300,000.00              0.00
                                PO          1,665,158.32              0.00
                                X          25,434,225.86              0.00
Residual                        AR                  0.00              0.00
--------------------------------------------------------------------------------
Subordinate                     M          11,108,611.73              0.00
                                B1          4,958,994.08              0.00
                                B2          2,777,036.33              0.00
                                B3          1,785,237.71              0.00
                                B4          1,190,158.14              0.00
                                B5          1,586,880.96              0.00
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Totals            -              -        367,607,348.08     -
--------------------------------------------------------------------------------

                             Payment Date: 04/25/00


          ------------------------------------------------------------
                             Countrywide Home Loans
               Mortgage Pass-Through Certificates, Series 1999-6
          ------------------------------------------------------------

Class Information                                Current Payment Information

                                                      Factors per $1,000

------------------------------------------------------------------------------------------------------------------------
                                   Beginning     Pass Thru    CUSIP       Principal     Interest    Ending Cert./
Type        Class Code    Name   Cert. Bal.(Face)  Rate       Numbers       Dist.         Dist.     Notional Bal.
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
Senior                     A1     15,000,000.00     6.750000% 12669BBE1     0.000000      5.625000  1,000.000000
                           A2     35,000,000.00     6.450000% 12669BBF8     0.000000      5.375000  1,000.000000
                           A3     63,525,000.00     6.500000% 12669BBG6     0.000000      5.416667  1,000.000000
                           A4    120,870,246.51     6.750000% 12669BBH4    24.236241      4.533208    781.667483
                           A5     34,000,000.00     6.500000% 12669BBJ0     0.000000      5.416667  1,000.000000
                           A6     34,000,000.00     0.220000% 12669BBK7     0.000000      0.183333  1,000.000000
                           A7     14,475,000.00     6.425000% 12669BBL5     0.000000      5.354167  1,000.000000
                           A8     14,475,000.00     2.075000% 12669BBM3     0.000000      1.729167  1,000.000000
                           A9     63,300,000.00     6.750000% 12669BBN1     0.000000      5.625000  1,000.000000
                           PO      1,668,543.74     0.000000% 12669BBP6     1.988685      0.000000    978.158490
                           X      25,692,670.68     7.000000% 12669BBQ4     0.000000      5.166209    876.727193
Residual                   AR              0.00     6.750000% 12669BBR2     0.000000      0.855138      0.000000
------------------------------------------------------------------------------------------------------------------------
Subordinate                M      11,118,142.75     6.750000% 12669BBS0     0.849630      5.575007    990.262721
                           B1      4,963,248.82     6.750000% 12669BBT8     0.849630      5.575007    990.262720
                           B2      2,779,418.99     6.750000% 12669BBU5     0.849630      5.575007    990.262721
                           B3      1,786,769.42     6.750000% 12669BBV3     0.849630      5.575007    990.262721
                           B4      1,191,179.28     6.750000% 12669BBW1     0.849630      5.575007    990.262720
                           B5      1,588,242.48     6.750000% 12669BBX9     0.849630      5.575007    990.262729
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
Totals       -             -     371,265,791.99       -            -           -             -           -
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------

          ------------------------------------------------------------
                             Countrywide Home Loans
               Mortgage Pass-Through Certificates, Series 1999-6
          ------------------------------------------------------------

--------------------------------------------------------------------------------
                             COLLATERAL INFORMATION
--------------------------------------------------------------------------------
                                                             Total
                                                             -----
Aggregated stated principal balance  367,607,348.16   367,607,348.16
Aggregated loan count                          2781             2781
Aggregated average loan rate              7.472751%             7.47
Aggregated prepayment amount           3,339,962.72     3,339,962.72

--------------------------------------------------------------------------------
                                FEES AND ADVANCES
--------------------------------------------------------------------------------
                                                             Total
                                                             -----
Monthly master servicing fees             75,894.99        75,894.99
Monthly sub servicer fees                  2,990.62         2,990.62
Monthly trustee fees                       2,784.49         2,784.49


Aggregate advances                              N/A              N/A
Advances this periods                     45,928.21        45,928.21

--------------------------------------------------------------------------------
                          LOSSES & INSURANCE COVERAGES
--------------------------------------------------------------------------------

                                                             Total
                                                             -----
Net realized losses (this period)              0.00             0.00
Cumulative losses (from Cut-Off)               0.00             0.00

Coverage Amounts                                             Total
----------------                                             -----
Bankruptcy                                     0.00             0.00
Fraud                                  8,012,410.00     8,012,410.00
Special Hazard                         3,712,657.92     3,712,657.92


                         Aggregate Certificate Information
   -----------------------------------------------------------------------------
   Class            Aggregate           Aggregate                     Aggregate
   Type            Percentage           Prepay Pct.              End Cert. Bal.
   -----------------------------------------------------------------------------
   Senior           93.695033%           100.000000%            347,838,790.25
   -----------------------------------------------------------------------------
   Junior            6.304967%             0.000000%             23,406,918.95
   -----------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          DELINQUENCY INFORMATION
--------------------------------------------------------------------------------
Period                             Loan Count    Ending Stated Balance
------                             ----------    ---------------------
30 to 59 days                          29                 4,234,493.48
60 to 89 days                           4                   543,791.99
90 or more                              1                   236,953.39
Foreclosure                            11                 1,259,687.66

Totals:                                45                 6,274,926.52
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                REO INFORMATION
--------------------------------------------------------------------------------
   REO Date        Loan Number     Ending Stated Balance          Book Value
   --------        -----------     ---------------------          ----------
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   Totals:                              0                            N/A

Current Total Outstanding Balance:                                      0.00
Current Total Outstanding Number of Loans:                                 0

--------------------------------------------------------------------------------
                               OTHER INFORMATION
--------------------------------------------------------------------------------
                                  Amount/Withdrawal     Total/Ending Bal.
                                  -----------------     -----------------
Available remittance amount            5,885,577.38          5,885,577.38
Principal remittance amount            3,658,443.86          3,658,443.86
Interest remittance amount             2,227,133.52          2,227,133.52